July 2011

Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No.
333-162195 Dated
July 7, 2011

DEUTSCHE BANK COMMODITY INDICES

July 2011

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CONTENTS

SECTION

1. Optimum Yield Indices

*    DB Commodity Booster - DJUBS ERAC Index

*    DB Commodity Booster DJUBS - TV14 ERAC Index

*    DB Commodity Booster - Benchmark Index

2. Mean Reversion Indices* DBLCI - MR Index

*    DBLCI - Mean Reversion Enhanced ERAC Index

*    DB MR Enhanced 15 Index* DBLCI - MR+ Index 3. Market Neutral Indices

*    DB Commodity Harvest ERAC Index

*    DB Commodity Harvest -- 10 ERAC Index

4. Long-Short Indices

*    DBLCI Commodity Momentum Index

5. DB Commodity Allocator Index

6. DB Commodity Risk Parity 18 Index

7. DB Commodity Apex 14 ERAC Index

APPENDIX

1 Appendix

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EXECUTIVE SUMMARY

THE EVOLUTION OF COMMODITY MARKETS

[]   Commodities are an asset class in their own right and exhibit unique characteristics such as historically low correlation with traditional asset classes and a positive correlation with inflation

[]   An investment in a commodity index is a simple way for investors to gain exposure to the asset class while insulating them from the mechanics of rolling futures and posting collateral. This transparent, rule-based roll mechanism eliminates human intervention

[]   Deutsche Bank is one of the largest providers of non-benchmark commodity indices with a comprehensive suite of commodity index products aimed at enhancing beta returns and extracting market neutral alpha returns in the commodity space

[]   As the commodity market has evolved, Deutsche Bank has created new indices that may benefit from the special features of the asset class

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DB COMMODITY -- FAMILY OF INDICES

INTRODUCTION

[]   The Deutsche Bank suite of Commodity indices seeks to enhance returns by altering traditional commodity index construction rules related to:
     Relative value asset allocation (Mean Reversion); Market momentum filter
     (Momentum); Futures Rolling Methodology (Optimized Yield); Controlled Risk
     (Target Volatility) and Risk Parity

DB Commodity Indices              Mean Reversion Momentum Optimized Yield Risk Parity Target Volatility
DB Commodity Booster -- DJUBS
ERAC                                                              []
--------------------------------- -------------- -------- --------------- ----------- -----------------
DB Commodity Booster DJUBS --
TV14 ERAC                                                         []                          []
--------------------------------- -------------- -------- --------------- ----------- -----------------
DB Commodity Booster -- Benchmark                                 []
--------------------------------- -------------- -------- --------------- ----------- -----------------
DBLCI-MR                                  []
--------------------------------- -------------- -------- --------------- ----------- -----------------
DBLCI-MR+                                 []          []
--------------------------------- -------------- -------- --------------- ----------- -----------------
DBLCI -- Mean Reversion Enhanced
ERAC                                      []                      []
--------------------------------- -------------- -------- --------------- ----------- -----------------
DB MR Enhanced 15                         []                      []                          []
--------------------------------- -------------- -------- --------------- ----------- -----------------
DB Commodity Harvest ERAC                                         []
--------------------------------- -------------- -------- --------------- ----------- -----------------
DB Commodity Harvest -- 10 ERAC                                   []                          []
--------------------------------- -------------- -------- --------------- ----------- -----------------
DBLCI Commodity Momentum Index                        []
--------------------------------- -------------- -------- --------------- ----------- -----------------
DB Commodity Allocator                    []          []          []
--------------------------------- -------------- -------- --------------- ----------- -----------------
DB Commodity Risk Parity 18 Index         []          []          []           []             []
--------------------------------- -------------- -------- --------------- ----------- -----------------
DB Commodity Apex 14 ERAC Index           []          []          []           []             []
                                  -------------- -------- --------------- ----------- -----------------

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OPTIMUM YIELD INDICES

Section 1

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DB COMMODITY BOOSTER -- DJUBS ERAC

Index Summary

[]   Composition of DB Commodity Booster DJUBS ERAC Index: The DB Commodity
     Booster -- DJUBS ERAC Index has the same base weights as the DJUBS Index.
     Weights are rebalanced annually.

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Embedded Cost: 0.70% per annum

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBDEN)

Note:
1 ERAC: Excess Return After Cost

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Replicates the DJUBS Index by using OY indices thereby providing similar commodity exposure while seeking to manage returns more effectively

DB COMMODITY BOOSTER -- DJUBS ERAC

Index Construction

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Note:

1    Weights shown are: Current Weight (Base Weight) . Current weights are as of
     30 June 2011

2    ERAC: Excess Return After Cost

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DB COMMODITY BOOSTER -- DJUBS ERAC

Performance Analysis

Index Returns 1

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Performance Analysis 1

                             DB Commodity
January 2001 -- June 2011    Booster -- DJUBS DJUBS          SandP-GSCI
                             ERAC
---------------------------- ---------------- -------------- --------------
Annualized Returns           9.2%             3.1%           -0.2%
Volatility                   16.7%            18.4%          26.0%
Sharpe Ratio(2)              0.55             0.17           -0.01
Maximum Drawdown             -54.3%           -57.1%         -71.6%
  Start Date                 Jul-08           Jul-08         Jul-08
  End Date                   Mar-09           Mar-09         Feb-09
Max Monthly Consecutive Loss -51.7%           -54.5%         -67.8%
  Start Date                 Jul-08           Jul-08         Jul-08
  End Date                   Feb-09           Feb-09         Feb-09
Max/Min Returns
  Rolling 12 Months          46% / -48.8%     39.9% / -52.7% 74.8% / -64.8%
  Rolling 3 Months           24.2% / -38.5%   24.7% / -39.7% 34.4% / -53.4%
Average Monthly Returns      0.8%             0.4%           0.2%
% Months with Gains          62.7%            55.6%          57.1%
Correlation
  DJUBS                      0.97             1.00           0.91
  SandP-GSCI                   0.88             0.91           1.00
---------------------------- ---------------- -------------- --------------

Index Sector Exposure 1

Sector Current Weight (%)

Energy             32.95
Precious Metal     15.35
Industrial Metal   17.3
Agriculture        34.40

Year on Year Performance Comparison 1

         Annual Returns for Excess Return / ERAC Indices DB Commodity Booster
-- DJUBS
Calendar Year ERAC   DJUBS   SandP-GSCI

2001        -17.64% -22.32%  -34.31%
2002         22.35%  23.86%   29.92%
2003         26.88%  22.66%   19.48%
2004         22.26%   7.64%   15.65%
2005         29.73%  17.54%   21.61%
2006         11.79%  -2.71%  -19.07%
2007         15.87%  11.08%   26.81%
2008        -30.94% -36.61%  -47.29%
2009         18.97%  18.72%   13.30%
2010         16.13%  16.67%    8.88%
2011 YTD      0.77%  -2.62%    2.66%

Annualized Return 9.22% 3.11% -0.17%

Notes:

1    Source: Bloomberg. DB Commodity Booster -- DJUBS ERAC has been retrospectively calculated and did not exist prior to 12 October 2010.
     Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster -- DJUBS ERAC Index would have been lower than the Index as a result of fees and / or costs

2    Sharpe Ratio = annualized return / volatility. ERAC = Excess Return After
     Cost

3    Data is as of 30 June 2011. Statistics shown are either for excess return indices or ERAC indices.

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DB COMMODITY BOOSTER DJUBS -- TV14 ERAC

Index Summary

[]   Composition: Same base weights as the DJUBS Index

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Target Volatility: Varies its exposure to the DB Commodity Booster -- DJUBS
     ERAC Index with a view to target a volatility of 14%. Exposure is capped at
     500%.

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBTVN)

Note:

1    ERAC: Excess Return After Cost

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Index replicates the DJUBS Index by using the corresponding OY indices, thereby providing similar commodity exposure while seeking to manage roll returns more effectively Applies Target Volatility technology with the aim of achieving a smoother return profile, as well as to benefit from the historically negative correlation between index returns and realized volatility

DB COMMODITY BOOSTER DJUBS -- TV14 ERAC

Index Construction

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Note:

1    Weights shown are: Current Weight (Base Weight) . Current weights are as of
     30 June 2011

2    ERAC: Excess Return After Cost

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DB COMMODITY BOOSTER DJUBS -- TV14 ERAC

Performance Analysis

Index Returns 1

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Performance Analysis 1

                                DB Commodity          DB Commodity
January 2001 -- June 2011       Booster DJUBS - TV 14 Booster -- DJUBS DJUBS
------------------------------- --------------------- ---------------- --------------
                                ERAC                  ERAC
Annualized Returns              12.3%                 9.2%             3.1%
Volatility                      14.7%                 16.7%            18.4%
Sharpe Ratio                    0.84                  0.55             0.17
Maximum Drawdown                -35.3%                -54.3%           -57.1%
  Start Date                    Jul-08                Jul-08           Jul-08
  End Date                      Mar-09                Mar-09           Mar-09
Max Monthly Consecutive Loss    -33.2%                -51.7%           -54.5%
  Start Date                    Jul-08                Jul-08           Jul-08
  End Date                      Feb-09                Feb-09           Feb-09
Max/Min Returns
  Rolling 12 Months             58.5% / -31.6%        46% / -48.8%     39.9% / -52.7%
  Rolling 3 Months              27.5% / -23.6%        24.2% / -38.5%   24.7% / -39.7%
Average Monthly Returns         1.1%                  0.8%             0.4%
% Months with Gains             62.7%                 62.7%            55.6%
Correlation
  DB Commodity Booster -- DJUBS
ERAC                            0.94                  1.00             0.97
  DJUBS                         0.92                  0.97             1.00
------------------------------- --------------------- ---------------- --------------

Index Exposure 1

Current Exposure to DB Commodity
Booster -- DJUBS ERAC                      75.27%

Underlying Sector               Current Weight (%)

Energy                                       32.95
Precious Metal                               15.35
Industrial Metal                             17.3
Agriculture 34.40

Year on Year Performance Comparison 1

          Annual Returns for Excess Return / ERAC Indices DB Commodity Booster
DB Commodity Booster
Calendar Year DJUBS - TV 14 ERAC -- DJUBS ERAC DJUBS

2001          -21.99% -17.64% -22.32%
2002           28.73%  22.35%  23.86%
2003           45.66%  26.88%  22.66%
2004           26.18%  22.26%   7.64%
2005           29.49%  29.73%  17.54%
2006           10.23%  11.79%  -2.71%
2007           15.91%  15.87%  11.08%
2008          -16.19% -30.94% -36.61%
2009           12.73%  18.97%  18.72%
2010           15.63%  16.13%  16.67%
2011          YTD 1.80% 0.77%  -2.62%
Annualized Return 12.34% 9.22%  3.11%

Notes:

1    Source: Bloomberg. DB Commodity Booster -- DJUBS ERAC and DB Commodity
     Booster DJUBS -- TV14 ERAC have been retrospectively calculated and did not exist prior to 12 October 2010. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster
     DJUBS -- TV14 ERAC Index would have been lower than the Index as a result of fees and / or costs

2    Data is as of 30 June 2011. Statistics shown are for excess return indices or ERAC Indices. Current weights shown are for DB Commodity Booster --
     DJUBS ERAC Index

DB COMMODITY BOOSTER -- BENCHMARK

Index Summary

[]   Composition: Same base weights as the SandP GSCI Index

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBSEU)

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Index replicates the SandP GSCI by using OY indices thereby providing similar commodity exposure while seeking to manage roll returns more effectively

DB COMMODITY BOOSTER -- BENCHMARK

Index Construction

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Note:

1    Weights shown are: Current Weight (Base Weight) . Current weights are as of
     30 June 2011

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DB COMMODITY BOOSTER -- BENCHMARK

Performance Analysis

Index Returns 1

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Performance Analysis 1

                             DB Commodity
January 2001 -- June 2011                         DJUBS          SandP-GSCI
                              Booster -- Benchmark
---------------------------- -------------------- -------------- --------------
Annualized Returns           10.3%                3.1%           -0.2%
Volatility                   22.4%                18.4%          26.0%
Sharpe Ratio                 0.46                 0.17           -0.01
Maximum Drawdown             -64.6%               -57.1%         -71.6%
  Start Date                 Jul-08               Jul-08         Jul-08
  End Date                   Feb-09               Mar-09         Feb-09
Max Monthly Consecutive Loss -60.7%               -54.5%         -67.8%
  Start Date                 Jul-08               Jul-08         Jul-08
  End Date                   Feb-09               Feb-09         Feb-09
Max / Min Returns
  Rolling 12 Months          76.3% / -56.7%       39.9% / -52.7% 74.8% / -64.8%
  Rolling 3 Months           33.4% / -47.4%       24.7% / -39.7% 34.4% / -53.4%
Average Monthly Returns      1.0%                 0.4%           0.2%
% Months with Gains          59.5%                55.6%          57.1%
Correlation
  DJUBS                      0.89                 1.00           0.91
  SandP-GSCI                   0.97                 0.91           1.00
---------------------------- -------------------- -------------- --------------

Index Sector Exposure 1

Sector Current Weight (%)

Energy                          67.90
Precious Metal                  3.41
Industrial Metal                8.06
Agriculture and Livestock       20.62

Year on Year Performance Comparison 1

Annual Returns for Excess Return Indices DB Commodity
Calendar Year Booster -- Benchmark DJUBS SandP-GSCI

2001 -17.43% -22.32% -34.31%
2002 25.99% 23.86% 29.92%
2003 27.09% 22.66% 19.48%
2004 38.49% 7.64% 15.65%
2005 41.80% 17.54% 21.61%
2006 -2.31% -2.71% -19.07%
2007 25.49% 11.08% 26.81%
2008 -36.65% -36.61% -47.29%
2009 20.31% 18.72% 13.30%
2010 9.69% 16.67% 8.88%
2011 YTD 5.63% -2.62% 2.66%
Annualized Return 10.34% 3.11% -0.17%

Notes:

1    Source: Bloomberg. DB Commodity Booster -- Benchmark has been retrospectively calculated and did not exist prior to 15 December 2007.
     Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster -- Benchmark Index would have been lower than the Index as a result of fees and / or costs

2    Data is as of 30 June 2011. Statistics shown are for excess return indices.

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MEAN REVERSION INDICES

Section 2

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DBLCI -MR

Index Summary

[]   Components: Tracks the performance of a basket of 6 commodity futures:
     Aluminum, WTI Crude Oil, Heating Oil, Gold, Corn, and Wheat

[]   Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
     Agriculture. The commodity weight is determined formulaically based on the ratio between a one-year and five-year moving average price

[]   Rebalancing: A rebalancing will occur whenever one of the commodities undergoes a "trigger event." A trigger event occurs when the one-year moving average price of the commodity trades +/-- 5% than the five-year moving average

[]   Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMMCL)

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Invests in 6 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones

DBLCI -MR

Index Construction

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Source: Deutsche Bank, 2011 Notes:

1    Base Weights of DBLCI-MR Index

2    Current Weights as of 30 June 2011

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DBLCI -MR

Performance Analysis

Index Returns 1

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Performance Analysis 1

January 2001 -- June 2011    DBLCI-MR       DBLCI          DJUBS
---------------------------- -------------- -------------- --------------
Annualized Returns           11.3%          6.2%           3.1%
Volatility                   20.7%          23.7%          18.4%
Sharpe Ratio                 0.54           0.26           0.17
Maximum Drawdown             -62.8%         -65.2%         -57.1%
  Start Date                 Jul-08         Jul-08         Jul-08
  End Date                   Feb-09         Feb-09         Mar-09
Max Monthly Consecutive Loss -59.0%         -61.9%         -54.5%
 Start Date                  Jul-08         Jul-08         Jul-08
 End Date                    Feb-09         Feb-09         Feb-09
Max / Min Returns
 Rolling 12 Months           84% / -56.3%   83.1% / -60.7% 39.9% / -52.7%
 Rolling 3 Months            33.3% / -43.1% 28.8% / -47.4% 24.7% / -39.7%
Average Monthly Returns      1.1%           0.7%           0.4%
% Months with Gains          59.5%          56.3%          55.6%
Correlation
 DBLCI                       0.89           1.00           0.89
 DJUBS                       0.83           0.89           1.00
---------------------------- -------------- -------------- --------------

Historical Weighting 1

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Year on Year Performance Comparison 1

Annual Returns for Excess Return Indices

Calendar Year DBLCI-MR DBLCI DJUBS

2001 -16.35% -22.61% -22.32%
2002 27.73% 32.14% 23.86%
2003 21.21% 22.42% 22.66%
2004 25.85% 26.11% 7.64%
2005 2.96% 13.89% 17.54%
2006 39.22% 3.06% -2.71%
2007 42.49% 34.67% 11.08%
2008 -35.43% -39.60% -36.61%
2009 22.29% 10.17% 18.72%
2010 13.62% 12.33% 16.67%
2011 YTD 2.73% 1.00% -2.62%
Annualized Return 11.26% 6.21% 3.11%

Notes:

1    Source: Bloomberg. DBLCI-MR has been retrospectively calculated and did not exist prior to 28 February 2003. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR Index would have been lower than the Index as a result of fees and / or costs

2    Data is as of 30 June 2011. Statistics shown are for excess return indices.

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DBLCI -- MEAN REVERSION ENHANCED ERAC

Index Summary

[]   Components: Tracks the performance of a basket of 12 commodity futures:
     Aluminium, Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold,
     Silver, Corn, Wheat and Soybeans.

[]   Dynamic Weights and Diversification: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base
     Metals, Precious Metals, Agriculture. Single commodity allocations are subject to a 35% cap in order to avoid concentration and ensure adequate diversification

[]   Optimizing Roll Returns: Deutsche Bank's proprietary Optimum Yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]   Embedded Cost: 1.10% per annum

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMREN)

Note:

1    ERAC: Excess Return After Cost

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Invests in 12 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones

Employs OY technology seeking to maximize roll yield by selecting the optimum futures contract

DBLCI -- MEAN REVERSION ENHANCED ERAC

Index Construction

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Source: Deutsche Bank, 2011 Notes:

1    Base Weights of DBLCI-MR Enhanced ERAC Index. Current Weights as of 30 June
     2011

2    ERAC: Excess Return After Cost

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DBLCI -- MEAN REVERSION ENHANCED ERAC

Performance Analysis

Index Returns 1

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Performance Analysis 1

                             DBLCI Mean
January 2001 -- June 2011    Reversion Enhanced DBLCI-MR   DJUBS
---------------------------- ----------------------------- --------------
                             ERAC
Annualized Returns           10.3%          11.3%          3.1%
Volatility                   18.7%          20.7%          18.4%
Sharpe Ratio                 0.55           0.54           0.17
Maximum Drawdown             -56.2%         -62.8%         -57.1%
Start Date                   Jul-08         Jul-08         Jul-08
End Date                     Mar-09         Feb-09         Mar-09
Max Monthly Consecutive Loss -54.1%         -59.0%         -54.5%
Start Date                   Jul-08         Jul-08         Jul-08
End Date                     Feb-09         Feb-09         Feb-09
Max/Min Returns
Rolling 12 Months            69.3% / -47.1% 84% / -56.3%   39.9% / -52.7%
Rolling 3 Months             35.7% / -37.9% 33.3% / -43.1% 24.7% / -39.7%
Average Monthly Returns      0.9%           1.1%           0.4%
% Months with Gains          58.7%          59.5%          55.6%
Correlation
DBLCI -- MR                  0.87           1.00           0.83
DJUBS                        0.84           0.83           1.00
---------------------------- -------------- -------------- --------------

Historical Weighting 1

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Year on Year Performance Comparison 1

Annual Returns for Excess Return / ERAC Indices DBLCI Mean Reversion Enhanced
Calendar Year ERAC DBLCI-MR DJUBS

2001 -13.38% -16.35% -22.32%
2002 14.25% 27.73% 23.86%
2003 31.72% 21.21% 22.66%
2004 21.81% 25.85% 7.64%
2005 9.22% 2.96% 17.54%
2006 27.12% 39.22% -2.71%
2007 25.28% 42.49% 11.08%
2008 -27.10% -35.43% -36.61%
2009 36.02% 22.29% 18.72%
2010 4.14% 13.62% 16.67%
2011 YTD -1.68% 2.73% -2.62%

Annualized Return 10.31% 11.26% 3.11%

Notes:

1    Source: Bloomberg. DBLCI -- Mean Reversion Enhanced ERAC and DBLCI-MR have been retrospectively calculated and did not exist prior to 26 October 2009 and 28 February 2003 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future.
     The performance of any investment product based on the DBLCI --Mean
     Reversion Enhanced ERAC Index would have been lower than the Index as a result of fees and / or costs

2    Data is as of 30 June 2011. Statistics shown are for excess return / ERAC indices.

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DB MR ENHANCED 15

Index Summary

[]   Components: Tracks the performance of 12 commodity futures: Aluminum,
     Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold, Silver, Corn,
     Wheat and Soybeans

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Dynamic Weights and Diversification: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base
     Metals, Precious Metals, Agriculture. Single commodity allocations are subject to a 35% cap 1 in order to avoid concentration problem and ensure adequate diversification

[]   Target Volatility: Exposure to the DBLCI Mean Reversion Enhanced is reset monthly in order to target a realized volatility of 15%. Exposure is capped at 300%.

[]   Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]   Transparency: The DB MR Enhanced 15 is a rule-based index with the closing level and weights published daily on Bloomberg (DBLCMTEU)

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Invests in 12 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones

Employs OY technology seeking to maximize roll yield and Target Volatility technology with the aim of obtaining a smoother return profile

DB MR ENHANCED 15

Index Construction

Basket with Base

Apply

[]   the with Base Weights using

Note:

1    Base Weights of DBLCI -- Mean Reversion Enhanced Index

2    Current Weights of DBLCI-Mean Reversion Enhanced Index as of 30 June 2011

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DB MR Enhanced 15

Performance Analysis

Index Returns (1)

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Performance Analysis 1

                                               DBLCI -- Mean
January 2001 -- June 2011    DB MR Enhanced 15                    DJUBS
                                               Reversion Enhanced
---------------------------- ----------------- ------------------ --------------
Annualized Returns           14.1%             11.5%              3.1%
Volatility                   15.8%             18.6%              18.4%
Sharpe Ratio                 0.89              0.62               0.17
Maximum Drawdown             -35.0%            -55.9%             -57.1%
Start Date                   Jul-08            Jul-08             Jul-08
End Date                     Mar-09            Mar-09             Mar-09
Max Monthly Consecutive Loss -33.5%            -53.8%             -54.5%
Start Date                   Jul-08            Jul-08             Jul-08
End Date                     Feb-09            Feb-09             Feb-09
Max/Min Returns
Rolling 12 Months            79% / -28.4%      71.2% / -46.5%     39.9% / -52.7%
Rolling 3 Months             25% / -22.2%      36% / -37.4%       24.7% / -39.7%
Average Monthly Returns      1.2%              1.0%               0.4%
% Months with Gains          58.7%             58.7%              55.6%
Correlation
DBLCI-MR                     0.90              1.00               0.83
DJUBS                        0.80              0.83               1.00
---------------------------- ----------------- ------------------ --------------

Historical Exposure 1

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Year on Year Performance Comparison 1

 Annual Returns for Excess Return Indices DB MR DBLCI -- Mean
Calendar Year Enhanced 15 Reversion Enhanced DJUBS

2001 -21.83% -12.41% -22.32%
2002 25.61% 15.52% 23.86%
2003 53.97% 33.19% 22.66%
2004 25.18% 23.16% 7.64%
2005 15.77% 10.43% 17.54%
2006 30.96% 28.54% -2.71%
2007 24.84% 26.67% 11.08%
2008 -11.82% -26.29% -36.61%
2009 18.57% 37.53% 18.72%
2010 5.99% 5.29% 16.67%
2011 YTD 0.50% -1.14% -2.62%
Annualized Return 14.07% 11.54% 3.11%

Note:

1    Source: Bloomberg. DBLCI -- Mean Reversion Enhanced and DB MR Enhanced 15
     have been retrospectively calculated and did not exist prior to 25 July
     2008 and 28 September 2009 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB MR
     Enhanced 15 Index would have been lower than the Index as a result of fees and / or costs.

2    Data is as of 30 June 2011. Statistics shown are for excess return indices.

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DBLCI MR+

Index Summary

[]   Components: Tracks the performance of 6 commodity futures: Aluminum, WTI
     Crude Oil, Heating Oil, Gold, Corn and Wheat

[]   Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
     Agriculture

[]   Dynamic Allocation: The "Plus" strategy aims to preserve excess returns generated by the DBLCI-MR by adjusting its exposure monthly to reflect upward and downward momentum cycles. A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to DBLCI-MR is based on the number of periods with positive returns

[]   Rebalancing: A rebalancing in the underlying index (DBLCI -MR) will occur whenever one of the commodities undergoes a "trigger event." A trigger event occurs when the one-year moving average price of the commodity trades
     +/-- 5% than the five-year moving average

[]   Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[]   Transparency: Rule-based index with the closing level, weights and exposure published daily on Bloomberg (DBLCMPUE)

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Invests in 6 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones Aims to offer upside exposure to DBLCI -MR but limit potential drawdowns by employing a momentum algorithm

DBLCI MR+

Index Construction

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Note:

1    Base Weights of DBLCI-MR Index

2    Current Weights of DBLCI-MR Index as of 30 June 2011

3    Returns are calculated as of 6(th) business day of each month, from June
     2010 to June 2011.

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DBLCI MR+

Performance Analysis

Index Returns (1)

[GRAPHIC OMITTED]

Performance Analysis 1

January 2001 -- June 2011    DBLCI MR+      DBLCI-MR       DJUBS
---------------------------- -------------- -------------- --------------
Annualized Returns           10.9%          11.3%          3.1%
Volatility                   15.5%          20.7%          18.4%
Sharpe Ratio                 0.71           0.54           0.17
Maximum Drawdown             -33.8%         -62.8%         -57.1%
 Start Date                  Jul-08         Jul-08         Jul-08
 End Date                    Jun-10         Feb-09         Mar-09
Max Monthly Consecutive Loss -27.1%         -59.0%         -54.5%
  Start Date                 Jul-08         Jul-08         Jul-08
  End Date                   Nov-08         Feb-09         Feb-09
Max/Min Returns
  Rolling 12 Months          81.8% / -31.4% 84% / -56.3%   39.9% / -52.7%
  Rolling 3 Months           28.4% / -26.7% 33.3% / -43.1% 24.7% / -39.7%
Average Monthly Returns      0.9%           1.1%           0.4%
% Months with Gains          53.2%          59.5%          55.6%
Correlation
  DBLCI -- MR                0.86           1.00           0.83
  DJUBS                      0.71           0.83           1.00
---------------------------- -------------- -------------- --------------

Historical Weighting 1

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Year on Year Performance Comparison 1

Annual Returns for Excess Return Indices

Calendar Year DBLCI MR+ DBLCI-MR DJUBS

2001 -2.40% -16.35% -22.32%
2002 13.21% 27.73% 23.86%
2003 15.56% 21.21% 22.66%
2004 24.07% 25.85% 7.64%
2005 -4.53% 2.96% 17.54%
2006 24.53% 39.22% -2.71%
2007 38.57% 42.49% 11.08%
2008 -0.67% -35.43% -36.61%
2009 8.87% 22.29% 18.72%
2010 2.36% 13.62% 16.67%
2011 YTD 2.82% 2.73% -2.62%
Annualized Return 10.92% 11.26% 3.11%

Notes:

1    Source: Bloomberg. DBLCI-MR and DBLCI-MR+ have been retrospectively calculated and did not exist prior to 28 February 2003 and 20 June 2007 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR+ Index would have been lower than the Index as a result of fees and / or costs

2    Data is as of 30 June 2011. Statistics shown are for excess return indices.

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MARKET NEUTRAL INDICES

Section 3

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DB COMMODITY HARVEST ERAC

Index Summary

[]   Market Neutral Strategy: The DB Commodity Harvest ERAC Index goes short the
     SandP Goldman Sachs Light Energy Index and long the DB Commodity Booster --
     Benchmark Light Energy Index, an Optimum Yield version of the SandP Goldman
     Sachs Light Energy Index, in an attempt to provide market -neutral exposure, and to generate returns from DB's optimum yield technology.

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Embedded Cost: 0.60% per annum

[]   Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBLCHNUE)

Note:

1    ERAC: Excess Return After Cost

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Strategy aims to generate alpha from roll returns by going long the OY index and short the benchmark index

DB COMMODITY HARVEST ERAC

Index Construction

[GRAPHIC OMITTED]

Note:

1    Weights shown are: Current Weight (Base Weight) . Current weights are as of
     30 June 2011

2    ERAC: Excess Return After Cost

[GRAPHIC OMITTED]

DB Commodity Harvest ERAC

Performance Analysis

Index Returns (1)

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Performance Analysis (1)

                                          DB Commodity Booster
                             DB Commodity                      SandP-GSCI
January 2001 -- June 2011                 -- Benchmark
                             Harvest ERAC                      Light Energy
                                          Light Energy
---------------------------- ------------ -------------------- --------------
Annualized Returns           5.6%         7.4%                 0.8%
Volatility                   3.5%         17.3%                19.1%
Sharpe Ratio                 1.58         0.43                 0.04
Maximum Drawdown             -6.3%        -56.8%               -60.9%
 Start Date                  May-07       Jul-08               Jul-08
 End Date                    Sep-07       Mar-09               Feb-09
Max Monthly Consecutive Loss -5.3%        -53.8%               -58.0%
  Start Date                 Jun-07       Jul-08               Jul-08
  End Date                   Sep-07       Feb-09               Feb-09
Max / Min Returns
  Rolling 12 Months          17% / -5.4%  51.7% / -50.3%       48.2% / -55.8%
  Rolling 3 Months           6.4% / -5.6% 24.8% / -42.4%       26.1% / -44.6%
Average Monthly Returns      0.5%         0.7%                 0.2%
% Months with Gains          73.0%        59.5%                55.6%
Correlation
  DB Commodity Booster --
  Benchmark Light Energy     -0.40        1.00                 0.97
  SandP-GSCI Light Energy      -0.54        0.97                 1.00
---------------------------- ------------ -------------------- --------------

Index Constituents (1)

Index Current Weight (%)

DB Commodity Booster -- Benchmark 100 Light Energy SandP Goldman Sachs Light
Energy Index --100

Year on Year Performance Comparison 1

Annual Returns for Excess Return / ERAC Indices DB
                      Commodity Harvest DB Commodity Booster -- SandP-GSCI
Calendar Year ERAC Benchmark Light Energy Light Energy

2001 11.17% -17.11% -26.22%
2002 -2.63% 13.10% 15.09%
2003 3.84% 20.91% 15.41%
2004 12.84% 22.05% 7.31%
2005 10.17% 28.51% 15.51%
2006 12.30% 9.15% -3.77%
2007 -0.44% 17.49% 17.16%
2008 10.61% -33.20% -40.39%
2009 0.58% 17.02% 15.17%
2010 -1.38% 16.11% 16.94%
2011 YTD 3.10% 2.41% -0.96%
Annualized Return 5.57% 7.41% 0.81%

Notes:

1    Source: Bloomberg. DB Commodity Harvest ERAC and DB Commodity Booster --
     Benchmark Light Energy have been retrospectively calculated and did not exist prior to 14 October 2008 and 15 December 2007 respectively.
     Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest ERAC Index have been lower than the Index as a result of fees and / or costs

2    Statistics shown are for excess return / ERAC indices. Data is as of 30
     June 2011

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DB COMMODITY HARVEST -- 10 ERAC

Index Summary

[]   Market Neutral Strategy: The DB Commodity Harvest Index goes short the
     SandP Goldman Sachs Light Energy Index and long the DB Commodity Booster --
     Benchmark Light Energy Index, an Optimum Yield version of the SandP Goldman
     Sachs Light Energy Index, in an attempt to provide market -neutral exposure, and to generate returns from DB's optimum yield technology

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Target Volatility: Varies exposure to the DB Commodity Harvest ERAC Index with a view to target a volatility of 10%. Exposure is capped at 500%.

[]   Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBCMHVEG)

 DB COMMODITY HARVEST - 10 ERAC

Index Construction

Note:

1    ERAC: Excess Return After Cost

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Strategy aims to generate alpha from roll returns and to smoothen the return profile by varying exposure to the underlying index in response to changes in realized volatility

DB Commodity Harvest -- 10 ERAC

Index Construction

[GRAPHIC OMITTED]

Note:

1    Weights shown are: Current Weight (Base Weight) . Current weights are as of
     30 June 2011

2    ERAC: Excess Return After Cost

[GRAPHIC OMITTED]

DB Commodity Harvest -- 10 ERAC

Performance Analysis

Index Returns 1

[GRAPHIC OMITTED]

Performance Analysis 1

                                            DB
                             DB Commodity                     SandP-GSCI
January 2001 -- June 2011                   Commodity Harvest
                             Harvest -- 10 (ERAC) ERAC        Light Energy
---------------------------- -------------------------------- --------------
Annualized Returns           17.0%          5.6%              0.8%
Volatility                   10.8%          3.5%              19.1%
Sharpe Ratio                 1.58           1.58              0.04
Maximum Drawdown             -20.2%         -6.3%             -60.9%
 Start Date                  May-07         May-07            Jul-08
 End Date                    Sep-07         Sep-07            Feb-09
Max Monthly Consecutive Loss -17.2%         -5.3%             -58.0%
  Start Date                 Jun-07         Jun-07            Jul-08
  End Date                   Sep-07         Sep-07            Feb-09
Max / Min Returns
  Rolling 12 Months          66.4% / -13.8% 17% / -5.4%       48.2% / -55.8%
  Rolling 3 Months           20.9% / -17.6% 6.4% / -5.6%      26.1% / -44.6%
Average Monthly Returns      1.4%           0.5%              0.2%
% Months with Gains          73.0%          73.0%             55.6%
Correlation
  DB Commodity Harvest ERAC  0.95           1.00              -0.54
  SandP-GSCI Light Energy      -0.54          -0.54             1.00
---------------------------- -------------- ----------------- --------------

Historical Exposure (1)

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Year on Year Performance Comparison 1

Annual Returns for Excess Return / ERAC Indices DB
                             DB Commodity Commodity Harvest SandP-GSCI Calendar
Year Harvest -- 10 ERAC ERAC Light Energy

2001 31.32% 11.17% -26.22%
2002 -8.22% -2.63% 15.09%
2003 9.87% 3.84% 15.41%
2004 47.35% 12.84% 7.31%
2005 34.80% 10.17% 15.51%
2006 36.68% 12.30% -3.77%
2007 -2.51% -0.44% 17.16%
2008 39.69% 10.61% -40.39%
2009 1.85% 0.58% 15.17%
2010 -5.88% -1.38% 16.94%
2011 YTD 11.36% 3.10% -0.96%
Annualized Return 17.05% 5.57% 0.81%

Notes:

1    Source: Bloomberg. DB Commodity Harvest - 10 ERAC and DB Commodity Harvest
     ERAC have been retrospectively calculated and did not exist prior to 14
     October 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest -10 ERAC Index have been lower than the Index as a result of fees and / or costs.

2    Statistics shown are for excess return / ERAC indices. Data is as of 30
     June 2011

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Long-Short Indices

Section 4

[GRAPHIC OMITTED]

DBLCI Commodity Momentum

Index Summary

[]   Summary: The strategy goes long a basket of commodities at certain times, short a basket of commodities at certain other times, and provides no exposure the remaining times. Decision to go long or short or stay neutral is based on observing momentum across 14 commodities.

[]   Components: Crude Oil, Natural Gas, Heating Oil, RBOB Gasoline, Corn,
     Wheat, Soybeans, Sugar, Aluminum, Copper, Nickel, Zinc, Gold and Silver[]
     Bullish / Bearish Indicator: For a particular commodity, 15 day moving average greater than the 60 day moving average indicates a bullish signal and a bearish signal otherwise.

[]   Environment Indicator (EI): If nine or more commodities have a bullish signal, this implies an EI of 1. If nine or more commodities commodities have a bearish signal, then EI is -1. Otherwise it is zero.

[]   Rebalancing: Each month, if the 45 day moving average of EI is greater than
     50%, the strategy goes long an equally weighted basket of bullish signal commodities for the next month. If it is less than -50%, the strategy goes short an equally weighted basket of bearish signal commodities for the next month. If it is between -50% and 50%, the strategy provides no exposure for the following month

[]   Transparency: Rule-based index with the closing level published daily on
     Bloomberg (DBCMMOUE)

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DBLCI COMMODITY MOMENTUM

Index Construction

[GRAPHIC OMITTED]

DBLCI COMMODITY MOMENTUM

Performance Analysis

Index Returns (1)

[GRAPHIC OMITTED]

Performance Analysis 1

                             DBLCI
January 2001 -- June 2011    Commodity      SandP GSCI       DJUBS
---------------------------- -------------- -------------- --------------
                             Momentum
Annualized Returns           16.3%          -0.2%          3.1%
Volatility                   16.2%          26.0%          18.4%
Sharpe Ratio                 1.01           -0.01          0.17
Maximum Drawdown             -19.0%         -71.6%         -57.1%
 Start Date                  Feb-03         Jul-08         Jul-08
 End Date                    Sep-03         Feb-09         Mar-09
Max Monthly Consecutive Loss -15.1%         -67.8%         -54.5%
  Start Date                 Mar-03         Jul-08         Jul-08
  End Date                   Apr-03         Feb-09         Feb-09
Max / Min Returns
  Rolling 12 Months          90.9% / -16.8% 74.8% / -64.8% 39.9% / -52.7%
  Rolling 3 Months           51.8% / -15%   34.4% / -53.4% 24.7% / -39.7%
Average Monthly Returns      1.4%           0.2%           0.4%
% Months with Gains          42.9%          57.1%          55.6%
Correlation
  SandP GSCI                   0.08           1.00           0.91
  DJUBS                      0.17           0.91           1.00
---------------------------- -------------- -------------- --------------

Year on Year Performance Comparison 1

        Annual Returns for Excess Return Indices DBLCI Commodity
                                                      SandP GSCI DJUBS Calendar
Year Momentum

2001 7.95% -34.31% -22.32%
2002 2.81% 29.92% 23.86%
2003 0.60% 19.48% 22.66%
2004 11.33% 15.65% 7.64%
2005 10.08% 21.61% 17.54%
2006 26.52% -19.07% -2.71%
2007 2.16% 26.81% 11.08%
2008 62.00% -47.29% -36.61%
2009 30.21% 13.30% 18.72%
2010 19.12% 8.88% 16.67%
2011 YTD 10.37% 2.66% -2.62%
Annualized Return 16.34% -0.17% 3.11%

Notes:

1    Source: Bloomberg. DBLCI Commodity Momentum index has been retrospectively calculated and did not exist prior to 18 October 2010. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI Commodity Momentum Index would has been lower than the Index as a result of fees and / or costs. Statistics shown are for excess return indices. Data is as of 30 June 2011

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DB COMMODITY ALLOCATOR INDEX

Section 5

[GRAPHIC OMITTED]

DB Commodity Allocator

Index Summary

[]   Components: Uses a rule based methodology to allocate between Beta (the DB
     MR Enhanced ERAC (1) Index) and Alpha (the DB Commodity Harvest USD ERAC
     Index), allowing investors access to a strategy that aims to be fully allocated to alpha during periods of commodities downturns

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Dynamic Allocation: Aims to preserve excess returns generated by the DB MR
     Enhanced ERAC Index by adjusting exposure to underlying indices monthly to reflect upward and downward momentum cycles. A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to DB MR Enhanced ERAC Index is based on the number of periods with positive returns. The remaining weight is leveraged 3 times and assigned to the DB Commodity Harvest ERAC Index

[]   Rebalancing: Each month, the index adjusts its exposure to each underlying index based on the momentum of the DB MR Enhanced ERAC Index.

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCABER)

Note:

1    ERAC: Excess Return After Cost

[GRAPHIC OMITTED]

Strategy aims to generate alpha from roll returns and to smoothen the return profile by adjusting exposure in response to changes in realized volatility

DB COMMODITY ALLOCATOR

Index Construction

Apply Optimum Yield  Technology  Optimize roll returns by attempting to maximize implied roll yield

Booster --Light Energy

-    BETA: (DBLCI -MR Enhanced ERAC Index) attempts to provide enhanced beta exposure to commodities using the mean reversion behaviour of commodities.
     It dynamically allocates exposure to 12 commodities across sectors and attempts to optimize roll returns.

-    ALPHA: (DB Commodity Harvest USD ERAC Index) attempts to generate alpha by using DB's optimum yield technology, while providing market -neutral exposure to commodities.

Notes:

1    Weights of SandP GSCI Light Energy Index shown are: current weights (Base
     Weights) . Current weights are as of 30 June 2011

2    Base Weights of DBLCI -- Mean Reversion Enhanced Index

3    Current weights of DBLCI -- Mean Reversion Enhanced Index as of 30 June
     2011

DB COMMODITY ALLOCATOR

Index Construction

[GRAPHIC OMITTED]

Notes:

1    Returns are calculated as of 3(rd) to last business day of each month, from
     June 2010 to June 2011.

DB COMMODITY ALLOCATOR

Performance Analysis

Index Returns (1)

[GRAPHIC OMITTED]

Performance Analysis 1

January 2001 -- June 2011    DB Commodity   DB Commodity     DB MR
                             Allocator      Harvest USD ERAC Enhanced ERAC
---------------------------- -------------- ---------------- --------------
Annualized Returns           15.2%          5.6%             10.3%
Volatility                   14.1%          3.5%             18.7%
Sharpe Ratio                 1.08           1.58             0.55
Maximum Drawdown             -29.9%         -6.3%            -56.2%
 Start Date                  Jul-08         May-07           Jul-08
 End Date                    Oct-08         Sep-07           Mar-09
Max Monthly Consecutive Loss -27.6%         -5.3%            -54.1%
  Start Date                 Jul-08         Jun-07           Jul-08
  End Date                   Oct-08         Sep-07           Feb-09
Max / Min Returns
  Rolling 12 Months          57.5% / -15.6% 17% / -5.4%      69.3% / -47.1%
  Rolling 3 Months           28.8% / -23.9% 6.4% / -5.6%     35.7% / -37.9%
Average Monthly Returns      1.3%           0.5%             0.9%
% Months with Gains          65.9%          73.0%            58.7%
Correlation
  DB Commodity Harvest
  USD ERAC                   -0.05          1.00             -0.34
  DB MR Enhanced ERAC        0.74           -0.34            1.00
---------------------------- -------------- ---------------- --------------

Historical Exposure

[GRAPHIC OMITTED]

Year on Year Performance Comparison 1

Annual Returns for Excess Return / ERAC Indices
                             DB Commodity DB Commodity DB MR Calendar Year
Allocator Harvest USD ERAC Enhanced ERAC

2001 29.55% 11.17% -13.38%
2002 4.02% -2.63% 14.25%
2003 28.16% 3.84% 31.72%
2004 21.76% 12.84% 21.81%
2005 13.87% 10.17% 9.22%
2006 26.67% 12.30% 27.12%
2007 15.86% -0.44% 25.28%
2008 12.72% 10.61% -27.10%
2009 25.34% 0.58% 36.02%
2010 -10.51% -1.38% 4.14%
2011 YTD -0.58% 3.10% -1.68%
Annualized Return 15.19% 5.57% 10.31%

Notes:

1    Source: Bloomberg. DB Commodity Allocator index has been retrospectively calculated and did not exist prior to 24 October 2009. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Allocator Index would have been lower than the Index as a result of fees and / or costs.

2    Statistics shown are for excess return / ERAC indices. Data is as of 30
     June 2011

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DB COMMODITY RISK PARITY 18 INDEX

Section 6

[GRAPHIC OMITTED]

DB COMMODITY RISK PARITY 18

Index Summary

[]   Risk Parity: Provides exposure to 4 commodity sector indices such that risk contribution of each to the resulting portfolio is equal. Risk contribution is determined by using past 3 month realized volatilities and correlations.
     Volatility is targeted at 18% by leveraging the equal risk weighted portfolio; such leverage is capped at 300%.

[]   Components: The 4 sector indices used to construct the index are: DBLCI-OY
     Energy Index, DBLCI-OY Industrial Metal Index, DBLCI-OY Precious Metal
     Index and DBLCI-OY Agriculture Index.

[]   Rebalancing: Each month, sector exposures are adjusted with the aim of achieving equal risk contributions and a volatility of 18%.

[]   Optimizing Roll Returns: All 4 sector indices employ Deutsche Bank's proprietary optimum yield ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months [] Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMRPTV)

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DB COMMODITY RISK PARITY 18

Index Construction

[GRAPHIC OMITTED]

Note:

1    Current weights are as of 30 June 2011

DB COMMODITY RISK PARITY 18

Performance Analysis

Index Returns (1)

[GRAPHIC OMITTED]

Performance Analysis 1

                             DB Commodity
January 2001 -- June 2011                   SandP GSCI        DJUBS
                             Risk Parity 18
---------------------------- -------------- --------------- --------------
Annualized Returns           17.8%          -0.2%           3.1%
Volatility                   19.8%          26.0%           18.4%
Sharpe Ratio                 0.90           -0.01           0.17
Maximum Drawdown             -39.2%         -71.6%          -57.1%
 Start Date                  Feb-01         Jul-08          Jul-08
 End Date                    Nov-01         Feb-09          Mar-09
Max Monthly Consecutive Loss -33.5%         -67.8%          -54.5%
  Start Date                 Jul-08         Jul-08          Jul-08
  End Date                   Feb-09         Feb-09          Feb-09
Max / Min Returns
  Rolling 12 Months          118.5% / -36.4% 74.8% / -64.8% 39.9% / -52.7%
  Rolling 3 Months           47.9% / -28.8% 34.4% / -53.4%  24.7% / -39.7%
Average Monthly Returns      1.5%           0.2%            0.4%
% Months with Gains          57.1%          57.1%           55.6%
Correlation
  SandP GSCI                   0.71           1.00            0.91
  DJUBS                      0.82           0.91            1.00
---------------------------- -------------- --------------- --------------

Historical Exposure 1

[GRAPHIC OMITTED]

Year on Year Performance Comparison 1

         Annual Returns for Excess Return Indices DB Commodit y Risk
Calendar Year SandP GSCI DJUBS Parity 18

2001 -36.39% -34.31% -22.32%
2002 26.94% 29.92% 23.86%
2003 53.61% 19.48% 22.66%
2004 34.22% 15.65% 7.64%
2005 57.65% 21.61% 17.54%
2006 26.76% -19.07% -2.71%
2007 20.15% 26.81% 11.08%
2008 -17.48% -47.29% -36.61%
2009 26.22% 13.30% 18.72%
2010 27.90% 8.88% 16.67%
2011 YTD 4.83% 2.66% -2.62%
Annualized Return 17.78% -0.17% 3.11%

Notes:

1    Source: Bloomberg. DB Commodity Risk Parity 18 index has been retrospectively calculated and did not exist prior to August 2010.
     Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Risk Parity 18 Index would have been lower than the Index as a result of fees and / or costs.

2    Statistics shown are for excess return indices. Data is as of 30 June 2011

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DB Commodity Apex 14 ERAC Index

Section 7

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DB Commodity Apex 14 ERAC

Index Summary

- Attempts to generate reliable returns independent of market cycle
  - ⇨ By combining 3 well-established, yet uncorrelated commodities strategies – mean reversion, momentum, and carry – the Apex index aims to generate extremely stable returns from the commodities markets
- **Components:** Allocates exposure monthly between Mean Reversion (the DBLCI MR Enhanced Index), Carry (the DB Commodity Harvest 3X Index), and Momentum (the DBLCI Commodity Momentum Index) in the inverse ratio of their 3 month volatilities. Exposure to each index is floored at 17.5% and capped at 65%. Exposure to the resulting basket is further scaled to target a volatility of 14%, with a maximum exposure of 200%.
- **Embedded Cost:** A fee of 1.00% per annum is embedded in the basket.
- **DBLCI MR Enhanced:** Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals, Agriculture. Single commodity allocations are subject to a 35% cap in order to avoid concentration and ensure adequate diversification
- **DB Commodity Harvest:** The DB Commodity Harvest Index goes short the S&P Goldman Sachs Light Energy Index and long the DB Commodity Booster – Benchmark Light Energy Index, an Optimum Yield version of the S&P Goldman Sachs Light Energy Index, in an attempt to provide market-neutral exposure, and to generate returns from DB's optimum yield technology
- **DBLCI Commodity Momentum**: The strategy goes either long or short an equally weighted basket of commodities, depending on momentum in the commodities complex.
- **Transparency:** Rule-based index with the closing level published daily on Bloomberg (DBCMA14N)

Deutsche Bank

49

DB COMMODITY APEX 14 ERAC

Index Construction

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Note:

1    Weights; as of 30 June 2011

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DB COMMODITY APEX 14 ERAC

Performance Analysis

Index Returns (1)

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Performance Analysis 1

                             DB Commodity
January 2002 -- June 2011                   SandP GSCI       DJUBS
                             Apex 14 ERAC
---------------------------- -------------- -------------- --------------
Annualized Returns           29.9%          4.3%           6.2%
Volatility                   13.1%          26.2%          18.8%
Sharpe Ratio                 2.28           0.17           0.33
Maximum Drawdown             -16.2%         -71.6%         -57.1%
 Start Date                  Jun-07         Jul-08         Jul-08
 End Date                    Sep-07         Feb-09         Mar-09
Max Monthly Consecutive Loss -10.2%         -67.8%         -54.5%
  Start Date                 Jun-07         Jul-08         Jul-08
  End Date                   Aug-07         Feb-09         Feb-09
Max / Min Returns
  Rolling 12 Months          93.9% / -7.3%  74.8% / -64.8% 39.9% / -52.7%
  Rolling 3 Months           32.3% / -15.7% 34.4% / -53.4% 24.7% / -39.7%
Average Monthly Returns      2.3%           0.6%           0.6%
% Months with Gains          77.2%          61.4%          58.8%
Correlation
  SandP GSCI                   0.22           1.00           0.92
  DJUBS                      0.34           0.92           1.00
---------------------------- -------------- -------------- --------------

Historical Exposure 2

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Year on Year Performance Comparison 1

            Annual Returns for Excess Return Indices DB Commodity Apex 14
                                                      SandP GSCI DJUBS Calendar
Year ERAC

2002 3.14% 29.92% 23.86%
2003 29.95% 19.48% 22.66%
2004 60.19% 15.65% 7.64%
2005 34.00% 21.61% 17.54%
2006 69.09% -19.07% -2.71%
2007 15.46% 26.81% 11.08%
2008 45.47% -47.29% -36.61%
2009 21.44% 13.30% 18.72%
2010 8.31% 8.88% 16.67%
2011 YTD 11.91% 2.66% -2.62%
Annualized Return 29.92% 4.33% 6.23%

Notes:

1    Source: Bloomberg. DB Commodity Apex 14 ERAC index has been retrospectively calculated and Index went live only in June 2011. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB
     Commodity Apex 14 ERAC Index would have been lower than the Index as a result of fees and / or costs. Statistics shown are for excess return indices. Data is as of 30 June 2011

2    Data is as of 30 June 2011. These represent exposure of constituents to DB
     Commodity Apex 14 ERAC index

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Appendix

Appendix 1

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TYPES OF RETURNS IN A COMMODITY INDEX

Total Return vs. Excess Return

Stock and Bond returns come from two sources:

[]   Underlying price movement

[]   Dividends (Stocks) or Coupons (Bonds)

Commodity returns come from three sources:

[]   Collateral Yield [] Interest earned on capital held as collateral

[]   Spot Return [] Change in front month futures contract

[]   Roll Return [] Process of buying a futures contract at a premium (negative roll) or discount (positive roll) to the spot price

    Excess Return = Spot Return + Roll Return Total Return = Excess Return +
                                Collateral Yield

   Collateral yield of 3-Month US Treasury Bills is added to the DB Commodity excess return version indices to create the DB Commodity total return version

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MEAN REVERSION

[]   The mean reversion methodology overweights "cheap" commodities and underweights "expensive" commodities based on their respective 5y moving average price vs. 1y moving average price

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Historical Commodity Allocation of the DBLCI -MR since 2006

[GRAPHIC OMITTED]

DBLCI -MR Jan-01 Outperformance to DBLCI

         Outperformance
Year                 (%)
2006              36.15
2007                7.82
2008                4.17
2009              12.12
2010                1.30
2011 YTD            1.73
-------- ---------------

Source: Bloomberg Notes:

1    Past performance is not a guarantee of future results

2    The Mean Reversion strategy may not always result in outperformance to benchmark commodity indices. As a long-only commodity index, if all underlying commodity prices fall, the DBLCI -- Mean Reversion will also likely result in a negative performance

3    Data is as of 30 June 2011. DBLCI and DBLCI-MR are calculated retrospectively prior to their Index Live Dates

[GRAPHIC OMITTED]

MR+

[]   DBLCI-MR Plus TM Excess Return is a dynamic allocation strategy based on the performance of the DBLCI-MR TM Excess Return Index

[]   Mandatory rebalancing takes place on a monthly basis

[]   At each monthly rebalancing, the allocation in the DBLCI-MR TM Excess
     Return strategy is determined based on the performance of the DBLCI-MR TM
     Excess Return over the previous 12 months

[]   Twelve performance indicators are built, reflecting the performance of
     DBLCI-MR TM Excess Return over previous 12-months, 11-months, 10-months

[]   3-months, 2-months, 1-month

[]   The allocation or component weight to commodities is proportional to the number of times the DBCLI-MR TM Excess Return performance is greater than zero. The current allocation is 91.67% (see table)

[]   Rules based momentum strategy with no human intervention, only execution

[]   The allocation can be as low as 0% and as high as 100%

Retrospective lookback over 12 periods

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DBLCI -MR (Lookback Returns as of 8(th) Jun 2011)

1 Month 0.7%
2 Month -6.0%
3 Month 0.3%
4 Month 7.6%
5 Month 11.7%
6 Month 14.5%
7 Month 14.2%
8 Month 18.8%
9 Month 29.5%
10 Month 24.5%
11 Month 37.0%
12 Month 45.9%

Notes: Returns are calculated as of 6(th) business day of each month, from June
2010 to June 2011.

[GRAPHIC OMITTED]

OPTIMIZED YIELD

Contract Selection to Create an "Optimal Yield"

Contract selection and roll return can have a significant impact in the overall return of the index

[]   Deutsche Bank's proprietary optimum yieldeld ("OY") technology rolls into the contract that maximizes positive roll yield (in a backwardated market)
     or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

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[]   Longer dated contracts typically have less negative carry when the curve slopes upward (contango)

[GRAPHIC OMITTED]

[]   Shorter dated contracts typically offer greater positive carry when the curve slopes downward (backwardation)

[GRAPHIC OMITTED]

Annualized Excess returns from Jan 2001 to Jun 2011. Most Optimum Yield indices have outperformed corresponding front-month rolling indices

OPTIMIZED YIELD

Energy Sector

[GRAPHIC OMITTED]

Agriculture Sector

[GRAPHIC OMITTED]

Base Metals Sector

[GRAPHIC OMITTED]

Precious Metals Sector

[GRAPHIC OMITTED]

Source: Bloomberg

Notes:

1    All indices have been retrospectively calculated and did not exist prior to
     31 May 2006. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future

2    Data as of 30 June 2011

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TARGET VOLATILITY

Applying Volatility Targeting to Potentially Control Risk

Step II

Step III

Step I

Volatility Based Participation: Vol Target Index Realized
Volatility Monitoring Participation = Target Volatility / Rebalancing Return =
Participation x Based on Last 90 Days Returns Realized Volatility, subject to certain Once a Month Underlying Index Return maximum and minimum 3 Month
Underlying Volatility Realized Volatility Vol Target Allocation Index Return
Target Return Month (Annualized %) (%) (%) (%)

12 10.00 150.00 +5.00 +7.50

13 12.50 120.00 --1.00 --1.20

14 5.00 300.00 +3.00 +9.00

Numerical Example:
Volatility Target = 15%

15 7.50 200.00 --2.00 --4.00

16 15.00 100.00 --5.00 --5.00

17 20.00 75.00 +1.00 +0.75

18 30.00 50.00 --10.00 --5.00

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Risk-Parity Technology

[]   On each rebalance date we calculate the total index risk, Rp, on that date according to the formula

                                      4 4
                      RP =[][]WiWj[] i[] j []ij i== 1 j 1

[]   Where the volatility and dollar-weighting of the i(t)(h) sector index is given by []i and Wi, respectively, and the correlation between the indices is given by []ij. To calculate []i and []ij we have used 90-day historical levels based on log returns

[]   The amount of risk contributed, RCi, to the portfolio by the i(th) sector index is then calculated according to

                                       4
                               Wi[] i[]Wj[] j[]ij
                                  RC = j=1 i R
                                       P

[]   We then solve the above set of non linear equations for each Wi with the following constraints

1)   Wi [] 0 for each i

2)   RC1 = RC2 = RC3 = RC4

3)   RP = TV, where TV is some pre-defined target level of portfolio risk

[]   Constraints 1) and 2) above are necessary and sufficient for any risk-parity formulation, but using only these two constraints leaves one degree -of-freedom open. Constraint 3) above fixes this final degree
     -of-freedom by imposing an overall leverage on the index in an attempt to target a constant level of (user-specified) risk within the portfolio of sector exposures

[GRAPHIC OMITTED]

COMPARATIVE PERFORMANCE STATISTICS

Annualized Returns for Various Indices

YTD Return [] 1 Year Return 3 Year Return 5 Year Return 10 Year Return
Volatility []
                                                              (%) (%) (%) (%)
(%) (%) Sharpe Ratio Beta Allocation Indices

DBLCI (TM) 1.00% 26.00% -18.49% -1.08% 7.43% 23.49% 0.32 SandP GSCI (TM) 2.66%
25.96% -21.88% -7.80% 1.66% 25.71% 0.06 DJ-UBSCI (SM) -2.62% 25.76% -12.12%
-1.81% 4.52% 18.29% 0.25

Optimum Yield Based Indices

DB Commodity Booster -- DJUBS ERAC 0.77% 29.19% -9.48% 2.59% 10.51% 16.62% 0.63
DB Commodity Booster DJUBS -- TV14 ERAC 1.80% 27.83% -2.75% 5.58% 14.00% 14.53%
0.96 DB Commodity Booster -- Benchmark 5.63% 29.82% -15.10% -0.38% 11.29%
22.26% 0.51

Mean Reversion Based Indices

DBLCI-MR 2.73% 30.83% -12.32% 10.72% 13.22% 20.71% 0.64 DBLCI -- Mean Reversion
Enhanced ERAC -1.68% 15.85% -10.42% 8.10% 12.04% 18.70% 0.64 DBLCI MR Enhanced
15 0.50% 15.72% -4.41% 9.71% 17.29% 15.46% 1.12 DBLCI MR+ 2.82% 18.46% -5.82%
12.83% 11.67% 15.56% 0.75

Market Neutral Indices

 DB Commodity Harvest ERAC 3.10% 1.35% 2.91% 3.71% 5.01% 3.43% 1.46 DB
Commodity Harvest -- 10 ERAC 11.36% 4.02% 9.75% 11.31% 16.02% 10.68% 1.50 DB
Commodity Allocator Index -0.58% 3.06% -3.80% 11.04% 13.52% 13.98% 0.97 DB
Commodity Risk Parity 18 Index 4.83% 47.55% 4.56% 10.30% 21.53% 19.40% 1.11 DB
Commodity Apex 14 ERAC Index 11.91% 25.92% 18.50% 24.76% 29.12% (3) 12.83% (3)
2.27 3 DBLCI Commodity Momentum Index 10.37% 39.14% 32.15% 23.77% 16.91% 16.19%
1.04

Other Asset Classes

Equities (SandP 500) 6.02% 30.69% 3.34% 2.94% 2.72% 21.05% 0.13 Fixed Income (US
Govt. All Total Return) 1.18% 1.17% 5.03% 5.11% 4.80% 2.83% 1.70

Source: Bloomberg. Data as of 30 June 2011

Notes: Statistics shown for "Other asset classes" are computed using Total
     Return Indices. Sharpe Ratio for these indices is computed using a threshold return of zero All indices have been retrospectively calculated and did not exist prior to their respective Index Live Date. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future

1    Annualised return based on total return, excess return and ERAC

2    Annualised vol of the daily lognormal returns

3    Data available from 31 July 2001 only, Hence the statistics calculated are not for entire 10Y period

[GRAPHIC OMITTED]

PRODUCTS

DB Commodity Indices                    Delta 1 Structures with Vanilla Optionality
                                       Structures
DB Commodity Booster -- DJUBS ERAC        []            []
--------------------------------------- ------- ---------------
DB Commodity Booster DJUBS -- TV14 ERAC   []            []
--------------------------------------- ------- ---------------
DB Commodity Booster -- Benchmark         []            []
--------------------------------------- ------- ---------------
DBLCI-MR                                  []
--------------------------------------- ------- ---------------
DBLCI-MR+                                 []
--------------------------------------- ------- ---------------
DBLCI -- Mean Reversion Enhanced ERAC     []            []
--------------------------------------- ------- ---------------
DB MR Enhanced 15                         []            []
--------------------------------------- ------- ---------------
DB Commodity Harvest ERAC                 []            []
--------------------------------------- ------- ---------------
DB Commodity Harvest -- 10 ERAC           []            []
--------------------------------------- ------- ---------------
DBLCI Commodity Momentum Index            []
--------------------------------------- ------- ---------------
DB Commodity Allocator                    []            *
--------------------------------------- ------- ---------------
DB Commodity Risk Parity 18 Index         []
--------------------------------------- ------- ---------------
DB Commodity Apex 14 ERAC Index           []            []
                                        ------- ---------------

Notes: We can offer Structures with Vanilla Optionality on DB Commodity Allocator 12 Index

[GRAPHIC OMITTED]

Market Data Sources

Bloomberg Tickers and Index Live Dates

Bloomberg Ticker                Index Live Date

SandP GSCI  Index

SPGCCIP (Index)                 SandP GSCI

SPGSLEP (Index)
DJUBS (Index)
DBLCMACL  (Index)       28 February 03
DBLCMMCL (Index)        28 February 03

DBLCI -- Mean Reversion Enhanced ERAC

DBLCMREN (Index) 26 October 09

DB MR Enhanced 15

DBLCMTEU  (Index) 28  September  09
DBLCI-MR+  DBLCMPUE  (Index)  20  June  07

DB  Commodity  Booster  --  Benchmark Light Energy

DBCMBSEU (Index) 15 December 07
DB Commodity Booster -- Benchmark Light Energy

DBCMBLEU (Index) 15 December 07

DB Commodity  Booster -- DJUBS ERAC
DBCMBDEN (Index) 12 October 10
DB Commodity Booster DJUBS -- TV14
ERAC  DBCMBTVN  (Index)  12  October  10
DB  Commodity  Harvest  ERAC
DBLCHNUE (Index) 14 October 08
DB Commodity Harvest -- 10
ERAC  DBCMHVEG  (Index) 14 October 08
DB  Commodity  Allocator
DBLCABER  (Index)  24 October  09
DB  Commodity  Risk
Parity 18 Index
DBCMRPTV  (Index)  August 2010
DBLCI  Commodity
Momentum  Index
DBCMMOUE  (Index) 18 October 10 DB Commodity
Apex 14 ERAC Index
DBCMA14N  (Index) June 11 Equities  (SandP
500) Total  Return
SPTR  (Index)  Fixed  Income  Total Return
JHDCGBIG (Index)

[GRAPHIC OMITTED]

Optimized Yield

Available Indices

Contract Expiry Date Bloomberg Ticker Index Live Date Energy WTI Crude Oil
20-Jun-12 ____________ DBLCOCLE Index 31 May 06 Brent Crude Oil 14-Feb-12
____________ DBLCYECO Index 31 May 06 Heating Oil 31-May-12 ____________
DBLCOHOE Index 31 May 06 RBOB Gasoline 30-Nov-11 ____________ DBLCYERB Index 31
May 06 Gasoil 12-Jun-12 ____________ DBLCYEGO Index 31 May 06 Natural Gas
28-Sep-11 ____________ DBLCYENG Index 31 May 06 Base Metals Aluminum 21-Sep-11
____________ DBLCOALE Index 31 May 06 Copper 21-Mar-12 ____________ DBLCYECU
Index 31 May 06 Zinc 18-Jul-12 ____________ DBLCYEZN Index 31 May 06 Nickel
17-Aug-11 ____________ DBLCYENI Index 31 May 06 Lead 17-Aug-11 ____________
DBLCYEPB Index 31 May 06 Precious Metals Gold 29-Aug-11 ____________ DBLCOGCE
Index 31 May 06 Silver 28-Dec-11 ____________ DBLCYESI Index 31 May 06
Agriculture Wheat 13-Jul-12 ____________ DBLCOWTE Index 31 May 06 Kansas Wheat
13-Jul-12 ____________ DBLCYEKW Index 31 May 06 Corn 14-Dec-11 ____________
DBLCOCNE Index 31 May 06 Soybean 14-Nov-11 ____________ DBLCYESS Index 31 May 06
Cotton 07-Dec-11 ____________ DBLCYECE Index 31 May 06 Sugar 29-Jun-12
____________ DBLCYESB Index 31 May 06 Coffee 20-Mar-12 ____________ DBLCYEKC
Index 31 May 06 Cocoa 15-Sep-11 ____________ DBLCYECC Index 31 May 06
--------------- -------------------- ---------------- ---------------

Source: DBIQ

Notes:

1    Bloomberg Tickers shown are for Excess Return version of the indices

2    Data as of 30 June 2011

[GRAPHIC OMITTED]

Risk Considerations

[]   The information contained in this presentation does not provide personal investment advice. You should consult with independent accounting, tax, legal and regulatory counsel regarding such matters as they may apply to your particular circumstances

Strategy Risk

[]   The DB Commodity Harvest Indices adopt a market neutral strategy by taking a long position in a specified booster index and a short position in a specified benchmark index. However, this market neutral strategy may not be successful, and each index may not be able to achieve its desired objective

[]   The Optimal Roll Yield strategy described herein aims to maximize the potential roll benefits in backwardated markets and minimize potential roll losses in contango markets by purchasing the relevant new futures contracts that would generate the maximum implied roll yield. However, indices employing the Optimal Roll Yield strategy may not be successful in achieving the desired objective

[]   The Target Volatility strategy described herein aims to achieve a specified realized volatility in the base index by adjusting the level of participation based on the historical realized volatility of the base index. However, indices employing the Target Volatility strategy may not be successful in achieving the desired objective

[]   The Mean Reversion strategy described herein aims to maximize returns by over-weighting relatively cheap commodities and under-weighting relatively expensive commodities. However, indices employing the Mean Reversion strategy may not be successful in achieving the desired objective

[]   The Momentum strategy described herein aims to go long a basket of commodities at certain times, short a basket of commodities at certain other times and provide no exposure the remaining times based on observing momentum across fourteen commodities. However, indices employing the
     Momentum strategy may not be successful in achieving the desired objective

[]   The Risk Parity strategy described herein aims to provide exposure to four commodity sector indices such that risk contribution of each to the resulting portfolio, determined based on past three months' realized volatilities and correlations, is equal. However, indices employing the
     Risk Parity strategy may not be successful in achieving the desired objective

[]   The Allocator strategy described herein aims to maximize returns by combining the Mean Reversion and Optimal Roll Yield strategies described herein. However, there is no guarantee that an index employing the
     Allocator strategy, or any of the Mean Reversion and Optimal Roll Yield
     strategies, will be successful in achieving the desired objective

[]   The Apex 14 ERAC Index described herein aims to maximize returns by combining the Mean Reversion, market neutral, Momentum and Target
     Volatility strategies described herein. However, there is no guarantee that an index employing any of these strategies will be successful in achieving the desired objective.

[]   Commodities are speculative and highly volatile and the risk of loss from investing in financial instruments linked to commodities or commodity indices can be substantial

[GRAPHIC OMITTED]

RISK CONSIDERATIONS (CONT'D)

Past Performance

[]   An index's performance is unpredictable, and past performance is not indicative of future performance. We give no representation or warranty as to the future performance of any index or investment

[]   Some of the indices described herein have very limited performance history

Backtesting

[]   Backtested, hypothetical or simulated performance results discussed herein have inherent limitations. Unlike actual historical performances, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight. Taking into account historical events, the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors. The backtested performance includes hypothetical results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid. Past hypothetical backtest results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the analysis contained herein

Free Writing Prospectus

[]   Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that
     Deutsche Bank AG has filed with the SEC for more complete information about
     Deutsche Bank AG and any such offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov.
     Alternatively, Deutsche Bank AG, any agent or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-311-4409

[GRAPHIC OMITTED]

Disclaimer

SandP GSCI SM Disclaimer

Any securities Deutsche Bank AG may issue from time to time and this presentation are not sponsored, endorsed, sold or promoted by Standard and
Poor's, a division of The McGraw -Hill Companies, Inc. ("SandP") . Standard and
Poor's does not make any representation or warranty, express or implied, to the owners of any securities or any member of the public regarding the advisability of investing in any securities or the ability of SandP GSCI Index to track general commodity market performance. SandP's only relationship to Deutsche Bank
AG is the licensing of certain trademarks and trade names of SandP and of SandP
GSCI Index, which indices are determined, composed and calculated by SandP without regard to Deutsche Bank AG or any securities. SandP has no obligation to take the needs of Deutsche Bank AG or the owners of any securities into consideration in determining, composing or calculating SandP GSCI Index. SandP is not responsible for and have not participated in the determination of the timing of, prices at, or quantities of any securities to be issued or in the determination or calculation of the equation by which the SandP GSCI Index is to be converted into cash. SandP has no obligation or liability in connection with the administration, marketing or trading of any securities.

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customers, in connection with the administration, marketing or trading of any securities. Notwithstanding the foregoing, UBS AG, UBS Securities and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to any securities issued by Licensee, but which may be similar to and competitive with such securities. In addition, UBS AG, UBS
Securities and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Dow Jones-UBS Commodity
IndexSM and Dow Jones-UBS Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones-UBS Commodity IndexSM and any securities Deutsche Bank AG may issue from time to time. NONE OF DOW JONES, UBS

AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE
ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES -UBS COMMODITY INDEXSM OR ANY
DATA RELATED THERETO, AND NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF
THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS,
OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, UBS AG, UBS SECURITIES OR
ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED,
AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, OWNERS OF ANY SECURITIES OR
ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES -UBS COMMODITY INDEXSM
OR ANY DATA RELATED THERETO. NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF
THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND
EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A
PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES -UBS COMMODITY INDEXSM
OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT
SHALL DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR
AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE,
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THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR
ARRANGEMENTS AMONG DOW JONES, UBS SECURITIES AND DEUTSCHE BANK AG, OTHER THAN
UBS AG.

"Dow Jones[R]", "DJ", "UBS[R]" "Dow Jones-UBS Commodity IndexSM" are service marks of Dow Jones and Company, Inc. and UBS AG, as the case may be, and have been licensed for use for certain purposes by Deutsche Bank. The DB Commodity
Harvest -- DJUBS and DB Commodity Booster -- DJUBS, which is based in part on the Dow Jones-UBS Commodity Index, is not sponsored or endorsed by Dow Jones and
Company, Inc. or UBS Securities LLC, but is published with their consent.

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